Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2011 THIRD QUARTER EARNINGS

TUPELO, MISSISSIPPI (October 18, 2011) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the third quarter of 2011. Net income for the third quarter of 2011 was $6,532,000 as compared to $5,757,000 for the second quarter of 2011. Basic and diluted earnings per share (“EPS”) were $0.26 during the third quarter of 2011 as compared to basic and diluted EPS of $0.23 for the second quarter of 2011.

“We’re pleased to have experienced a successful 2011 third quarter and believe expansion activities completed during the quarter will further enhance our performance,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Highlights for the third quarter include loan growth, a linked quarter increase in net income, capital ratios, and net interest margin along with three de novo market entrances and the completion of our acquisition of RBC USA’s Birmingham-based trust unit.”

For the third quarter of 2010, the Company’s net income was $19,551,000 and both its basic and diluted EPS were $0.81. The Company’s third quarter 2010 net income and EPS included a bargain purchase gain of $42,211,000 from the Company’s FDIC-assisted acquisition in 2010. This gain was partially offset by acquisition expenses of $1,955,000 and a prepayment penalty of $2,785,000 from the early extinguishment of debt.

Net interest income was $32,864,000 for the third quarter of 2011, which represents a slight increase from the second quarter of 2011 and a 21.19% increase from the third quarter of 2010. Net interest margin increased to 3.92% for the third quarter of 2011 as compared to 3.76% for the second quarter of 2011 and 3.12% for the third quarter of 2010.

“As planned, we have steadily improved net interest margin over the past 4 quarters. This improvement in net interest margin continues to be driven by our strategic efforts to restructure our funding mix and deploy cash into higher yielding alternatives,” stated McGraw.

The Company’s noninterest income continues to be derived primarily from multiple lines of recurring income which include but are not limited to wealth management, treasury management, insurance and mortgage lending along with income from deposit and loan products. Noninterest income was $19,613,000 for the third quarter of 2011 as compared to $13,334,000 for the second quarter of 2011 and $54,534,000 for the third quarter of 2010. Noninterest income for the third quarter of 2011 included a gain of $5,041,000 from the sale of securities, while noninterest income for the same period in 2010 included the aforementioned bargain purchase gain of $42,211,000 related to the Crescent Bank & Trust transaction.

Noninterest expense was $38,129,000 for the third quarter of 2011 as compared to $32,555,000 for the second quarter of 2011 and $39,571,000 for the third quarter of 2010. The increase in noninterest expense on a linked quarter basis was primarily due to costs associated with other real estate owned (“OREO”). The additional salary and employee benefits due to new hires in connection with our entrance into the markets of Starkville, Mississippi, and Montgomery and Tuscaloosa, Alabama, and the costs associated with our acquisition of RBC USA’s Birmingham-based trust unit also contributed to this increase.

At September 30, 2011, the Company’s Tier 1 leverage capital ratio was 9.48%, its Tier 1 risk-based capital ratio was 13.63%, and its total risk-based capital ratio was 14.89%. The Company’s tangible common equity ratio was 7.47%. During the third quarter of 2011, all of the Company’s capital ratios increased from December 31, 2010 and, in all regulatory capital ratios, the Company continues to be in excess of regulatory minimums required to be classified as “well-capitalized.”

Total assets at September 30, 2011 were approximately $4.136 billion, down 2.88% from June 30, 2011 and 3.74% from December 31, 2010. Total deposits were $3.342 billion at September 30, 2011 compared to $3.477 billion at June 30, 2011 and $3.468 billion at December 31, 2010. The Company continues to focus on changing its deposit mix as evidenced by noninterest-bearing deposits representing 14.75% of total deposits as compared to 10.63% at December 31, 2010. Resulting from this focus, the Company’s cost of funds was 0.99% for the third quarter of 2011 as compared to 1.17% for the second quarter of 2011 and 1.75% for the third quarter of 2010.

Total loans were approximately $2.565 billion at September 30, 2011 as compared to $2.563 billion at June 30, 2011 and $2.525 billion at December 31, 2010. Loans not covered under FDIC loss-share agreements were $2.205 billion at September 30, 2011 as compared to $2.185 billion at June 30, 2011 and $2.191 billion at December 31, 2010.

“Our loan growth during the third quarter of 2011 is reflective of our continued focus on taking advantage of business opportunities. This loan growth was achieved primarily from our existing branch network prior to our third quarter expansions. Looking ahead, we anticipate additional loan growth from our de novo markets as well as continued loan growth from our existing branch network,” said McGraw.

The loans and OREO acquired in the Company’s FDIC-assisted transactions are recorded at fair value which includes an estimated impairment. Furthermore, the loss-share agreements with the FDIC, as well as adjustments to the balances of these acquired assets to record them at fair value, mitigate the impact of further losses on these assets. Nonperforming loans and OREO covered under loss-share agreements totaled $96,648,000 and $44,021,000, respectively, at September 30, 2011. The remaining information in this release on nonperforming loans, other real estate owned and the related asset quality ratios excludes the assets covered under loss-share agreements.

The Company recorded a provision for loan losses of $5,500,000 for the third quarter of 2011 as compared to $5,350,000 for the second quarter of 2011 and $11,500,000 for the third quarter of 2010. Annualized net charge-offs as a percentage of average loans were 0.70% for the third quarter of 2011 as compared to 0.82% for the second quarter of 2011 and 1.18% for the third quarter of 2010. The allowance for loan losses as a percentage of loans was 2.20% at September 30, 2011 as compared to 2.18% at June 30, 2011 and 2.07% at December 31, 2010.

The Company’s nonperforming loans were $49,037,000 at September 30, 2011 as compared to $51,977,000 at June 30, 2011 and $53,858,000 at December 31, 2010. Loans 30 to 89 days past due as a percentage of total loans were 0.75% at September 30, 2011 as compared to 0.80% at June 30, 2011 and 0.98% at December 31, 2010.

OREO was $72,765,000 at September 30, 2011 as compared to $68,384,000 at June 30, 2011 and $71,833,000 at December 31, 2010. During the third quarter of 2011, the Company sold approximately $4,125,000 in OREO, and an additional $4,937,000 in OREO under contract is expected to close during the fourth quarter of 2011.

“Our credit quality metrics continue to improve as we work problem assets through the resolution process. Our nonperforming loans and past due loans continued to declined during the third quarter of 2011. This decline, along with our efforts to build reserves, resulted in our highest coverage ratio since the second quarter of 2008,” mentioned McGraw.

The Company announced three de novo banking expansions during the third quarter of 2011. On July 1, the Company announced its entrance into the Montgomery, Alabama banking market. On July 26, the Company announced its entrance into the Golden Triangle market of Starkville, which is home to Mississippi State University. Finally, on August 23, the Company announced its entrance into the Alabama market of Tuscaloosa, home of the University of Alabama. All of these new market entrances were built around the addition of experienced and successful bankers to the Company. In addition to these new markets, during the third quarter of 2011, the Company completed its acquisition of RBC Bank (USA)’s Birmingham-based $680 million asset trust division.

“During the third quarter we took advantage of several opportunities to expand our reach within our current footprint. We believe these new market entrances, coupled with the experienced banking talent that has joined Renasant, will enhance our already strong presence in Mississippi and Alabama,” stated McGraw. “Moving into the fourth quarter, we believe our basic banking metrics are positive and we anticipate a strong finish for 2011.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM EST on Wednesday, October 19, 2011.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst111019.html. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation Third Quarter 2011 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10005613 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM EST on October 19, 2012.

ABOUT RENASANT CORPORATION:

Renasant Corporation, a 107-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $4.1 billion and operates over 75 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011			2010				Q3 2011 - Q3 2010 Percent Variance	For the Nine Months Ended September 30,
Statement of earnings	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Interest income—taxable equivalent basis	$43,432	$45,291	$45,371	$45,224	$44,770	$39,590	$40,900	(2.99)	$134,094	$125,260	7.05

Interest income	$41,930	$43,775	$43,803	$43,817	$43,433	$38,381	$39,708	(3.46)	$129,508	$121,522	6.57
Interest expense	9,066	11,153	12,707	13,962	16,316	14,701	15,298	(44.44)	32,926	46,315	(28.91)

Net interest income	32,864	32,622	31,096	29,855	27,117	23,680	24,410	21.19	96,582	75,207	28.42

Provision for loan losses	5,500	5,350	5,500	5,500	11,500	7,000	6,665	(52.17)	16,350	25,165	(35.03)

Net interest income after provision	27,364	27,272	25,596	24,355	15,617	16,680	17,745	75.22	80,232	50,042	60.33

Service charges on deposit accounts	4,797	5,082	4,880	5,482	5,771	5,361	5,090	(16.88)	14,759	16,222	(9.02)
Fees and commissions on loans and deposits	4,898	4,548	4,138	4,184	3,654	3,409	3,721	34.04	13,584	10,784	25.96
Insurance commissions and fees	847	783	832	916	828	830	834	2.29	2,462	2,492	(1.20)
Trust revenue	771	650	613	626	562	632	584	37.19	2,034	1,778	14.40
Securities gains (losses)	5,041	(258)	12	—	(1,009)	2,049	(160)	(599.60)	4,795	880	444.89
Gain on sale of mortgage loans	1,371	949	1,151	2,127	1,774	994	1,329	(22.72)	3,471	4,097	(15.28)
Gain on acquisition	570	—	8,774	—	42,211	—	—	(98.65)	9,344	42,211	(77.86)
Other	1,318	1,580	1,365	1,218	743	1,069	1,086	77.39	4,263	2,898	47.10

Total non-interest income	19,613	13,334	21,765	14,553	54,534	14,344	12,484	(64.04)	54,712	81,362	(32.75)

Salaries and employee benefits	17,493	16,173	16,237	15,957	16,694	13,052	13,197	4.79	49,903	42,943	16.21
Occupancy and equipment	3,434	3,357	3,239	2,716	3,271	2,926	2,931	4.98	10,030	9,128	9.88
Data processing	1,927	1,657	1,788	1,665	1,703	1,580	1,426	13.15	5,372	4,709	14.08
Debt extinguishment penalty	—	—	1,903	—	2,785	—	—	(100.00)	1,903	2,785	(31.67)
Merger-related expenses	326	—	1,325	—	1,955	—	—	(83.32)	1,651	1,955	(15.55)
Other real estate	6,336	2,122	3,511	3,288	4,635	959	736	36.70	11,969	6,330	89.08
Amortization of intangibles	351	510	515	523	505	470	476	(30.50)	1,376	1,451	(5.17)
Other	8,262	8,736	8,205	8,077	8,023	7,201	6,868	2.98	25,203	22,092	14.08

Total non-interest expense	38,129	32,555	36,723	32,226	39,571	26,188	25,634	(3.64)	107,407	91,393	17.52

Income before income taxes	8,848	8,051	10,638	6,682	30,580	4,836	4,595	(71.07)	27,537	40,011	(31.18)
Income taxes	2,316	2,294	3,085	1,961	11,029	1,040	988	(79.00)	7,695	13,057	(41.07)

Net income	$6,532	$5,757	$7,553	$4,721	$19,551	$3,796	$3,607	(66.59)	$19,842	$26,954	(26.39)

Basic earnings per share	$0.26	$0.23	$0.30	$0.19	$0.81	$0.18	$0.17	(67.90)	$0.79	$1.22	(35.25)
Diluted earnings per share	0.26	0.23	0.30	0.19	0.81	0.18	0.17	(67.90)	0.79	1.21	(34.71)

Average basic shares outstanding	25,061,068	25,059,081	25,052,126	25,042,137	24,098,629	21,088,942	21,082,991	3.99	25,057,458	22,101,234	13.38
Average diluted shares outstanding	25,180,923	25,182,503	25,172,410	25,177,394	24,208,642	21,224,836	21,208,934	4.02	25,186,177	22,230,277	13.30

Common shares outstanding	25,061,068	25,061,068	25,056,431	25,043,112	25,041,540	21,100,130	21,082,991	0.08	25,061,068	25,041,540	0.08
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—

Performance ratios
Return on average shareholders’ equity	5.36%	4.84%	6.51%	3.93%	16.64%	3.69%	3.55%		5.56%	8.44%
Return on average shareholders’ equity, excluding amortization expense	5.54%	5.11%	6.78%	4.20%	16.91%	3.97%	3.84%		5.80%	8.72%
Return on average assets	0.63%	0.54%	0.69%	0.44%	1.83%	0.42%	0.40%		0.62%	0.94%
Return on average assets, excluding amortization expense	0.65%	0.57%	0.72%	0.47%	1.86%	0.45%	0.44%		0.65%	0.97%

Net interest margin (FTE)	3.92%	3.76%	3.55%	3.43%	3.12%	3.15%	3.27%		3.74%	3.20%
Yield on earning assets (FTE)	4.96%	4.99%	4.93%	4.97%	4.92%	5.02%	5.23%		4.95%	5.08%
Cost of funding	0.99%	1.17%	1.31%	1.49%	1.75%	1.86%	1.95%		1.16%	1.86%
Average earning assets to average assets	83.95%	84.75%	84.16%	84.24%	84.78%	87.42%	87.28%		84.42%	86.45%
Average loans to average deposits	76.23%	72.47%	70.20%	74.57%	76.41%	84.53%	88.47%		73.04%	82.69%

Noninterest income (less securities gains/losses) to average assets	1.40%	1.27%	1.99%	1.35%	5.19%	1.36%	1.42%		1.56%	2.81%
Noninterest expense to average assets	3.65%	3.04%	3.37%	2.98%	3.70%	2.90%	2.87%		3.35%	3.19%
Net overhead ratio	2.26%	1.77%	1.37%	1.64%	-1.49%	1.54%	1.45%		1.79%	0.38%
Efficiency ratio (FTE)	70.64%	68.58%	67.47%	70.34%	47.68%	66.75%	67.31%		68.90%	57.01%

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011			2010				Q3 2011 - Q3 2010 Percent Variance	For the Nine Months Ended September 30,
Average balances	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Total assets	$4,142,851	$4,294,530	$4,423,088	$4,285,887	$4,246,566	$3,616,125	$3,621,361	(2.44)	$4,284,463	$3,830,155	11.86
Earning assets	3,478,054	3,639,696	3,722,419	3,610,526	3,600,033	3,161,214	3,160,620	(3.39)	3,616,922	3,311,167	9.23
Securities	796,957	863,735	881,808	785,613	729,789	734,690	697,913	9.20	847,110	720,914	17.51
Loans, net of unearned	2,577,539	2,575,890	2,556,572	2,576,721	2,533,567	2,304,663	2,354,443	1.74	2,574,516	2,400,482	7.25
Intangibles	191,574	191,320	191,740	192,123	192,447	190,639	190,881	(0.45)	191,542	192,391	(0.44)

Non-interest bearing deposits	$480,699	$468,170	$476,115	$371,908	$351,449	$315,242	$310,726	36.78	$475,009	$325,890	45.76
Interest bearing deposits	2,880,248	3,072,809	3,148,481	3,053,382	2,929,739	2,387,175	2,332,741	(1.69)	3,032,873	2,552,064	18.84
Total deposits	3,360,947	3,540,979	3,624,596	3,425,290	3,281,188	2,702,417	2,643,467	2.43	3,507,882	2,877,954	21.89
Borrowed funds	259,387	261,060	290,201	318,873	438,047	468,196	530,654	(40.79)	270,103	478,620	(43.57)
Shareholders' equity	483,121	476,896	470,875	476,449	466,109	412,959	412,132	3.65	476,708	427,100	11.62

Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$40,363	$42,331	$46,406	$46,662	$56,674	$53,868	$44,688	(28.78)	$40,363	$56,674	(28.78)
Loans 90 past due or more	8,674	9,646	10,839	7,196	8,923	10,794	9,916	(2.79)	8,674	8,923	(2.79)

Non-performing loans	49,037	51,977	57,245	53,858	65,597	64,662	54,604	(25.25)	49,037	65,597	(25.25)
Other real estate owned and repossessions	72,765	68,384	71,415	71,833	62,936	66,797	62,508	15.62	72,765	62,936	15.62

Non-performing assets not subject to loss share	$121,802	$120,361	$128,660	$125,691	$128,533	$131,459	$117,112	(5.24)	$121,802	$128,533	(5.24)

Assets subject to loss share:
Nonaccrual loans	$84,426	$78,780	$78,909	$82,393	$67,135	$—	$—	25.76	$84,426	$67,135	25.76
Loans 90 past due or more	12,222	10,619	7,817	—	—	—	—	—	12,222	—	—

Non-performing loans subject to loss share	96,648	89,399	86,726	82,393	67,135	—	—	43.96	96,648	67,135	43.96
Other real estate owned and repossessions	44,021	59,802	59,036	54,715	49,286	—	—	(10.68)	44,021	49,286	(10.68)

Non-performing assets subject to loss share	$140,669	$149,201	$145,762	$137,108	$116,421	$—	$—	20.83	$140,669	$116,421	20.83

Net loan charge-offs (recoveries)	$4,539	$5,284	$3,410	$5,217	$7,514	$6,948	$4,716	(39.59)	$13,233	$19,178	(31.00)
Allowance for loan losses	48,532	47,571	47,505	45,415	45,132	41,146	41,094	7.53	48,532	45,132	7.53

Non-performing loans / total loans*	2.22%	2.38%	2.61%	2.46%	2.94%	2.86%	2.37%		2.22%	2.94%
Non-performing assets / total assets*	2.94%	2.83%	2.91%	2.92%	3.02%	3.66%	3.22%		2.94%	3.02%
Allowance for loan losses / total loans*	2.20%	2.18%	2.17%	2.07%	2.02%	1.82%	1.78%		2.20%	2.02%
Allowance for loan losses / non-performing loans*	98.97%	91.52%	82.99%	84.32%	68.80%	63.63%	75.26%		98.97%	68.80%
Annualized net loan charge-offs / average loans*	0.70%	0.82%	0.54%	0.80%	1.18%	1.21%	0.81%		0.69%	1.07%

Balances at period end
Total assets	$4,136,474	$4,259,200	$4,422,164	$4,297,327	$4,256,253	$3,593,872	$3,641,709	(2.81)	$4,136,474	$4,256,253	(2.81)
Earning assets	3,121,166	3,585,441	3,724,108	3,631,730	3,600,972	3,156,451	3,200,159	(13.32)	3,121,166	3,600,972	(13.32)
Securities	718,881	833,710	880,382	834,472	745,486	721,640	741,207	(3.57)	718,881	745,486	(3.57)
Mortgage loans held for sale	24,739	11,511	9,399	27,704	25,639	21,261	16,597	(3.51)	24,739	25,639	(3.51)
Loans not subject to loss share	2,204,955	2,185,490	2,190,376	2,190,909	2,231,075	2,263,263	2,308,335	(1.17)	2,204,955	2,231,075	(1.17)
Loans subject to loss share	359,813	377,149	386,811	333,681	352,535	—	—	2.07	359,813	352,535	2.07
Total loans	2,564,768	2,562,639	2,577,187	2,524,590	2,583,610	2,263,263	2,308,335	(0.73)	2,564,768	2,583,610	(0.73)
Intangibles	192,755	191,086	191,581	191,867	192,391	190,411	190,881	0.19	192,755	192,391	0.19

Non-interest bearing deposits	$493,130	$458,686	$486,676	$368,798	$361,504	$313,309	$315,064	36.41	$493,130	$361,504	36.41
Interest bearing deposits	2,849,225	3,018,733	3,158,198	3,099,353	3,054,424	2,374,903	2,398,784	(6.72)	2,849,225	3,054,424	(6.72)
Total deposits	3,342,355	3,477,419	3,644,874	3,468,151	3,415,928	2,688,212	2,713,848	(2.15)	3,342,355	3,415,928	(2.15)
Borrowed funds	262,569	263,067	260,149	316,436	322,245	459,762	483,183	(18.52)	262,569	322,245	(18.52)
Shareholders’ equity	487,401	480,135	473,354	469,509	477,034	412,235	410,557	2.17	487,401	477,034	2.17

Market value per common share	$12.73	$14.49	$16.98	$16.91	$15.21	$14.35	$16.18	(16.31)	$12.73	$15.21	(16.31)
Book value per common share	19.45	19.16	18.89	18.75	19.05	19.54	19.47	2.09	19.45	19.05	2.09
Tangible book value per common share	11.76	11.53	11.25	11.09	11.37	10.51	10.42	3.43	11.76	11.37	3.43
Shareholders’ equity to assets (actual)	11.78%	11.27%	10.70%	10.93%	11.21%	11.47%	11.27%		11.78%	11.21%
Tangible capital ratio	7.47%	7.11%	6.66%	6.76%	7.00%	6.52%	6.37%		7.47%	7.00%

Leverage ratio	9.48%	9.10%	8.77%	8.97%	9.03%	8.78%	8.74%		9.48%	9.03%
Tier 1 risk-based capital ratio	13.63%	13.58%	13.59%	13.58%	13.55%	11.42%	11.20%		13.63%	13.55%
Total risk-based capital ratio	14.89%	14.83%	14.84%	14.83%	14.80%	12.67%	12.45%		14.89%	14.80%

*	Based on assets not subject to loss share

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011			2010				Q3 2011 - Q3 2010 Percent Variance	For the Nine Months Ended September 30,
Loans not subject to loss share by category	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2011	2010	Percent Variance
Commercial, financial, agricultural	$247,950	$243,343	$250,889	$244,355	$259,710	$273,356	$276,749	(4.53)	$247,950	$259,710	(4.53)
Lease financing	350	393	458	503	547	601	677	(36.01)	350	547	(36.01)
Real estate—construction	75,690	77,224	71,559	66,798	62,593	62,469	110,121	20.92	75,690	62,593	20.92
Real estate—1-4 family mortgages	712,871	720,451	730,860	749,863	770,773	798,185	809,271	(7.51)	712,871	770,773	(7.51)
Real estate—commercial mortgages	1,106,037	1,081,801	1,073,561	1,065,271	1,072,484	1,071,876	1,055,102	3.13	1,106,037	1,072,484	3.13
Installment loans to individuals	62,057	62,278	63,049	64,119	64,968	56,776	56,415	(4.48)	62,057	64,968	(4.48)

Loans, net of unearned	$2,204,955	$2,185,490	$2,190,376	$2,190,909	$2,231,075	$2,263,263	$2,308,335	(1.17)	$2,204,955	$2,231,075	(1.17)

Loans subject to loss share by category
Commercial, financial, agricultural	$19,196	$24,233	$22,964	$20,921	$22,543	$—	$—	(14.85)	$19,196	$22,543	(14.85)
Lease financing	—	—	—	—	—	—	—	—	—	—	—
Real estate—construction	10,811	10,318	13,847	15,563	17,385	—	—	(37.81)	10,811	17,385	(37.81)
Real estate—1-4 family mortgages	114,228	119,508	123,770	122,519	138,863	—	—	(17.74)	114,228	138,863	(17.74)
Real estate—commercial mortgages	215,370	222,876	226,038	174,572	172,145	—	—	25.11	215,370	172,145	25.11
Installment loans to individuals	208	214	192	106	1,599	—	—	(86.99)	208	1,599	(86.99)

Loans, net of unearned	$359,813	$377,149	$386,811	$333,681	$352,535	$—	$—	2.06	$359,813	$352,535	2.06